Exhibit 99.1

MIMEDX Announces Third Quarter 2024 Operating and Financial Results

Net Sales of $84 million Grew 3% Year-Over-Year for the Third Quarter

Third Quarter GAAP Net Income and Earnings Per Share were $8 Million and $0.05, Respectively

Third Quarter Adjusted EBITDA was $18 Million, or 22% of Net Sales

Raises 2024 Net Sales Growth Expectations to the High Single-Digits

Management to Host Conference Call Today, October 30, 2024, at 4:30 PM ET

MARIETTA, Ga., October 30, 2024 — MiMedx Group, Inc. (Nasdaq: MDXG) (“MIMEDX” or the “Company”), today announced operating and financial results for the third quarter 2024.

Joseph H. Capper, MIMEDX Chief Executive Officer, commented, “Our solid third quarter 2024 results include total net sales growth of 3% year-over-year and an Adjusted EBITDA margin of 22%, both compared to tough comparisons in the third quarter of 2023. During the quarter, we strengthened our commercial organization, filling roles throughout the country, and continued to execute on our strategic priorities, which I believe will put us in the best position to lead this space over the long term. This performance, along with the associated free cash flow generation, demonstrates the strength of our Company even as we weather reimbursement-related market disruption. As a result, we now expect our 2024 net sales growth will be on the upper end of our prior stated guidance range of mid-to-high single-digits.”

Mr. Capper continued, “During the quarter, we continued conversations with CMS, lawmakers and the MACs, leaving us optimistic that change is coming to address the runaway Medicare spend in the private office and associated care settings, which is now over $1 billion per month. As we have known for some time, and The New York Times recently pointed out, the potential for placental tissue products is enormous. Our unwavering commitment to research and evidence production designed to support expanded utilization of our products puts us in an advantageous position as more clinicians seek to incorporate placental allografts into their practices.”

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net Income	$8,095	$8,534	$34,981	$4,751
Non-GAAP Adjustments:
Depreciation expense	580	653	1,715	2,054
Amortization of intangible assets	575	190	1,336	570
Interest (income) expense, net	(278)	1,680	1,409	4,864
Income tax provision	3,541	591	11,485	569
Share-based compensation	3,810	4,389	12,240	12,793
Investigation, restatement and related expenses	649	(38)	(8,741)	4,652
Impairment of intangible assets	298	—	352	—
Transaction related expenses	95	—	651	—
Strategic legal and regulatory expenses	1,035	—	1,666	—
Expenses related to disbanding of Regenerative Medicine Business Unit	(217)	208	(421)	5,599
Reorganization expenses	—	1,412	—	1,412

Adjusted EBITDA	$18,183	$17,619	$56,673	$37,264

Adjusted EBITDA margin	21.6%	21.6%	22.1%	15.9%

Third Quarter 2024 Results Discussion1

Net Sales

MIMEDX reported net sales for the three months ended September 30, 2024, of $84 million, compared to $82 million for the three months ended September 30, 2023, an increase of 3%. The increase was primarily driven by growing contributions from its AMNIOEFFECT® and EPIEFFECT® products and initial contributions associated with sales of our recently launched HELIOGEN® product, partially offset by commercial challenges associated with recent turnover of certain of our sales team and customers, declines in sales of AXIOFILL® and the conclusion of sales of our dental product during the third quarter 2023.

[1]

The following discussion of the Company’s third quarter 2024 results are made on a “continuing operations basis” and exclude the historical costs of the Regenerative Medicine business unit, which was disbanded beginning in June 2023. For a full discussion of the impact of these discontinued operations, please refer to our Annual Report on Form 10-K filed with the Securities and Exchange Commission for the year ended December 31, 2023 and our Quarterly Report on Form 10-Q for the three months ended September 30, 2024.

Gross Profit and Margin

Gross profit for the three months ended September 30, 2024, was $69 million, an increase of $2 million as compared to the prior year period. Gross margin for the three months ended September 30, 2024 was 81.8%, compared to 81.9% in the prior year period. While third quarter 2024 gross margin was negatively impacted by the amortization of distribution rights stemming from the TELA Bio, Inc. and Regenity Biosciences agreements entered into during the first quarter of 2024, this impact was offset by favorable product mix and continued execution on improvements in manufacturing scale up, including reductions in scrap and improvements in yield.

Operating Expenses

Selling, general and administrative (“SG&A”) expenses for the three months ended September 30, 2024, were $54 million compared to $53 million for the three months ended September 30, 2023. The increase in SG&A was driven by year-over-year increases in compensation related to higher salary and benefit costs from merit raises, promotions, as well as commissions driven by increases in sales volumes and proportionally higher sales through sales agents. Incremental spend from legal and regulatory disputes in the current period also contributed to the increase.

Research and development (“R&D”) expenses for the three months ended September 30, 2024, were $3 million compared to $3 million for the three months ended September 30, 2023. R&D spend in the quarter was driven, in part, by the randomized controlled trial for EPIEFFECT and ongoing investments in the development of future products in our pipeline.

Investigation, restatement and related expense for the three months ended September 30, 2024, was $1 million compared to an immaterial benefit for the three months ended September 30, 2023. The benefit in the third quarter 2023 resulted from various settlements, including those with former officers and other matters.

Net income from continuing operations for the three months ended September 30, 2024 was $8 million compared to $9 million for the three months ended September 30, 2023.

Cash and Cash Equivalents

As of September 30, 2024, the Company had $89 million of cash and cash equivalents compared to $82 million as of December 31, 2023. As of September 30, 2024, our cash position, net of debt on our balance sheet, was $70 million, representing a sequential increase of $20 million.

Financial Outlook

For 2024, MIMEDX expects net sales growth to be in the high single-digits as a percentage compared to 2023. 2024 Adjusted EBITDA margin is expected to be above 20% on a full year basis.

Longer-term, the Company continues to expect to achieve annual net sales growth in the low double-digits as a percentage with an adjusted EBITDA margin above 20%.

Conference Call and Webcast

MIMEDX will host a conference call and webcast to review its second quarter 2024 results on Wednesday, October 30, 2024, beginning at 4:30 p.m., Eastern Time. The call can be accessed using the following information:

Webcast: Click here

U.S. Investors: 877-407-6184

International Investors: 201-389-0877

Conference ID: 13748866

A replay of the webcast will be available for approximately 30 days on the Company’s website at www.mimedx.com following the conclusion of the event.

Important Cautionary Statement

This press release includes forward-looking statements. Statements regarding: (i) future sales or sales growth; (ii) our 2024 and longer term financial goals and expectations for future financial results, including levels of net sales, Adjusted EBITDA, and Adjusted EBITDA margin; (iii) our expectations regarding the placental tissue market (iv) our expectations regarding Medicare spending; and (v) continued growth in different care settings, including regarding placental allografts. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “goal,” “outlook,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. Factors that could cause actual results to differ from expectations include: (i) future sales are uncertain and are affected by competition, access to customers, patient access to healthcare providers, the reimbursement environment and many other factors; (ii) the Company may change its plans due to unforeseen circumstances; (iii) the results of scientific research are uncertain and may have little or no value; (iv) our ability to sell our products in other countries depends on a number of factors including adequate levels of reimbursement, market acceptance of novel therapies, and our ability to build and manage a direct sales force or third party distribution relationship; (v) the effectiveness of amniotic tissue as a therapy for particular indications or conditions is the subject of further scientific and clinical studies; (vi) we may alter the timing and amount of planned expenditures for research and development based on regulatory developments; (vii) Medicare spending; and (viii) changes in the size of the addressable market for our products. The Company describes additional risks and uncertainties in the Risk Factors section of its most recent annual report and quarterly reports filed with the Securities and Exchange Commission. Any forward-looking statements speak only as of the date of this press release and the Company assumes no obligation to update any forward-looking statement.

About MIMEDX

MIMEDX is a pioneer and leader focused on helping humans heal. With more than a decade of helping clinicians manage chronic and other hard-to-heal wounds, MIMEDX is dedicated to providing a leading portfolio of products for applications in the wound care, burn, and surgical sectors of healthcare. The Company’s vision is to be the leading global provider of healing solutions through relentless innovation to restore quality of life. For additional information, please visit www.mimedx.com.

Contact:

Matt Notarianni

Investor Relations

470.304.7291

mnotarianni@mimedx.com

Selected Unaudited Financial Information

MiMedx Group, Inc.

Condensed Consolidated Balance Sheets

(in thousands) Unaudited

	September 30, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$88,801	$82,000
Accounts receivable, net	54,030	53,871
Inventory	24,249	21,021
Prepaid expenses	2,907	5,624
Other current assets	2,152	1,745

Total current assets	172,139	164,261

Property and equipment, net	6,451	6,974
Right of use asset	2,843	2,132
Deferred tax asset, net	30,636	40,777
Goodwill	19,441	19,441
Intangible assets, net	11,201	5,257
Other assets	1,180	205

Total assets	$243,891	$239,047

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long term debt	$1,000	$1,000
Accounts payable	6,924	9,048
Accrued compensation	20,170	22,353
Accrued expenses	8,396	9,361
Current portion of Profit Share Payments	2,860	—
Current liabilities of discontinued operations	—	1,352
Other current liabilities	2,591	2,894

Total current liabilities	41,941	46,008
Long term debt, net	18,018	48,099
Other liabilities	2,924	2,223

Total liabilities	$62,883	$96,330

Total stockholders’ equity	181,008	142,717

Total liabilities and stockholders’ equity	$243,891	$239,047

MiMedx Group, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except share and per share amounts) Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net sales	$84,057	$81,712	$255,972	$234,645
Cost of sales	15,322	14,790	43,164	40,792

Gross profit	68,735	66,922	212,808	193,853

Operating expenses:
Selling, general and administrative	53,516	52,571	164,044	156,773
Research and development	2,918	3,075	8,770	10,232
Investigation, restatement and related	649	(38)	(8,741)	4,652
Amortization of intangible assets	192	190	572	570
Impairment of intangible assets	298	—	352	—

Operating income	11,162	11,124	47,811	21,626

Other expense, net
Interest income (expense), net	278	(1,680)	(1,409)	(4,864)
Other expense, net	(21)	(11)	(357)	(42)

Income from continuing operations before income tax provision	11,419	9,433	46,045	16,720
Income tax provision	(3,541)	(591)	(11,485)	(569)

Net income from continuing operations	7,878	8,842	34,560	16,151
Income (loss) from discontinued operations, net of tax	217	(308)	421	(11,400)

Net income	$8,095	$8,534	$34,981	$4,751

Net income available to common stockholders from continuing operations	$7,878	$7,069	$34,560	$10,967

Basic net income per common share:
Continuing operations	0.05	0.06	0.24	0.09
Discontinued operations	—	—	—	(0.09)

Basic net income per common share	$0.05	$0.06	$0.24	$—

Diluted net income per common share:
Continuing operations	$0.05	$0.06	0.23	0.09
Discontinued operations	—	—	—	(0.09)

Diluted net income per common share	$0.05	$0.06	$0.23	$—

Weighted average common shares outstanding - basic	146,958,986	116,298,146	147,008,732	115,528,067
Weighted average common shares outstanding - diluted	148,373,631	149,773,706	148,964,788	116,893,270

MiMedx Group, Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands) Unaudited

	Nine Months Ended September 30,
	2024	2023
Net cash flows provided by operating activities from continuing operations	48,347	25,667
Net cash flows used in operating activities of discontinued operations	(931)	(9,149)

Net cash flows provided by operating activities	$47,416	$16,518
Net cash flows used in investing activities	(6,816)	(1,674)
Net cash flows used in financing activities	(33,799)	370

Net change in cash	$6,801	$15,214

Reconciliation of Non-GAAP Measures

In addition to our GAAP results, we provide certain non-GAAP measures including Adjusted EBITDA, related margins, Free Cash Flow, Adjusted Gross Profit, Adjusted Gross Margin, Adjusted Net Income, and Adjusted Earnings Per Share (“Adjusted EPS”). We believe that the presentation of these measures provides important supplemental information to management and investors regarding our performance. These measures are not a substitute for GAAP measures. Company management uses these non-GAAP measures as aids in monitoring our ongoing financial performance from quarter-to-quarter and year-to-year on a regular basis and for benchmarking against comparable companies.

These non-GAAP financial measures reflect the exclusion of the following items:

•

Share-based compensation expense - expense recognized related to awards to employees and our board of directors pursuant to our share-based compensation plans. This expense is reflected amongst cost of sales, research and development expense, and selling, general, and administrative expense in the unaudited condensed consolidated statements of operations.

•

Investigation, restatement, and related (benefit) expense - expenses incurred toward the legal defense of the Company and advanced on behalf of certain former officers and directors, net of negotiated reductions and settlements of amounts previously advanced, related to certain legal matters. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations.

•	Impairment of intangible assets - reflects the impairment of intangibles. This expense is reflected in the line of the same name in our unaudited condensed consolidated statements of operations.

•

Transaction-related expenses - reflects expenses incrementally incurred resulting from the consummation of material strategic transactions or the integration of acquired assets or operations into our core business. With respect to the three and nine months ended September 30, 2024, this relates to our acquisition and integration of exclusive distribution rights to HELIOGEN.

•

Strategic legal and regulatory expenses - With respect to the three and nine months ended September 30, 2024, this relates to litigation and regulatory expenses. Litigation expenses incurred relate to suits filed against former employees and their employers for violation of non-compete and non-solicitation agreements and related matters. Regulatory expenses relate to legal fees incurred stemming from action taken against the United States Food & Drug Administration (“FDA”) surrounding the designation of one of our products.

•

Loss on extinguishment of debt - reflects the excess of cash paid to extinguish debt over the carrying value of the debt on our balance sheet upon the repayment and termination of a loan agreement. With respect to the nine months ended September 30, 2024, this relates to the repayment and termination of the Company’s loan agreement with Hayfin. Amounts in this line reflect (i) prepayment premium paid and (ii) write-offs of unamortized original issue discount and deferred financing costs.

•	Expenses related to the Disbanding of Regenerative Medicine - incremental expenses recognized or incurred directly as a result of our announcement to disband our Regenerative Medicine segment.

•

Amortization of acquired intangible assets - reflects amortization expense recognized solely related to assets which were acquired as part of a transaction. With respect to the three and nine months ended September 30, 2024, this relates solely to the amortization of distribution rights stemming from the TELA Bio, Inc. and Regenity Biosciences agreements entered into during the first quarter of 2024. These expenses are reflected in cost of sales in our consolidated statements of operations.

•	Reorganization expenses - reflects severance expense incurred arising from separations from certain officers of the Company.

•

Income Tax Adjustment - for purposes of calculating Adjusted Net Income and Adjusted Earnings Per Share, reflects our expectation of a long-term effective tax rate, which is normalized and balance sheet-agnostic. Actual reporting tax expense will be based on GAAP earnings, and may differ from the expected long-term effective tax rate due to a variety of factors, including the tax treatment of various transactions included in GAAP net income and other reconciling items that are excluded in determining Adjusted Net Income and Adjusted EPS. The actual long-term normalized effective tax rate was 25% for each of the quarters ended September 30, 2024 and 2023.

Adjusted EBITDA and Adjusted EBITDA margin

Adjusted EBITDA consists of GAAP net income excluding: (i) depreciation, (ii) amortization of intangibles, (iii) interest (income) expense, net, (iv) income tax provision, (v) share-based compensation, (vi) investigation, restatement and related expenses, (vii) expenses related to disbanding of the Regenerative Medicine business unit, (viii) strategic legal and regulatory expenses, (ix) transaction-related expenses, (x) impairment of intangible assets, and (xi) reorganization expenses.

Please refer to the tables at the beginning of this press release for reconciliation to GAAP net income (loss).

Adjusted Net Income

Adjusted Net Income provides a view of our operating performance, exclusive of certain items which are non-recurring or not reflective of our core operations.

Adjusted Net Income is defined as GAAP net income plus (i) loss on extinguishment of debt, (ii) investigation restatement and related expenses, (iii) impairment of intangible assets, (iv) amortization of acquired intangible assets, (v) transaction related expenses, (vi) strategic legal and regulatory expenses, and (vii) expenses related to disbanding of our Regenerative Medicine business unit, and (viii) the long-term effective income tax rate adjustment.

A reconciliation of GAAP net income to Adjusted Net Income appears in the table below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net income	$8,095	$8,534	$34,981	$4,751
Loss on extinguishment of debt	—	—	1,401	—
Investigation, restatement and related expenses	649	(38)	(8,741)	4,652
Impairment of intangible assets	298	—	352	—
Amortization of acquired intangible assets	383	—	765	—
Transaction related expenses	95	—	651	—
Strategic legal and regulatory expenses	1,035	—	1,666	—
Expenses related to disbanding of Regenerative Medicine Business Unit	(217)	208	(421)	5,599
Reorganization expenses	—	1,412	—	1,412
Long-term effective income tax rate adjustment	71	(2,086)	950	(3,677)

Adjusted net income	$10,409	$8,030	$31,604	$12,737

A reconciliation of various line items included in our GAAP unaudited condensed consolidated statements of operations to Adjusted Net Income for the three and nine months ended September 30, 2024 and 2023 are presented in the tables below (in thousands):

	Three Months Ended September 30, 2024
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	$68,735	$53,516	$2,918	$8,095
Investigation, restatement and related expenses	—	—	—	649
Impairment of intangible assets	—	—	—	298
Amortization of acquired intangible assets	383	—	—	383
Transaction-related expenses	—	(36)	—	95
Strategic legal and regulatory expenses	—	(1,035)	—	1,035
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	(217)
Long-term effective income tax rate adjustment	—	—	—	71

Non-GAAP Measure	$69,118	$52,445	$2,918	$10,409

Gross Profit Margin	81.8%
Gross Profit Margin, as adjusted	82.2%

	Three months ended September 30, 2023
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	66,922	52,571	3,075	$8,534
Investigation, restatement and related expenses	—	—	—	(38)
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	208
Reorganization expenses	—	(1,412)	—	1,412
Long-term effective income tax rate adjustment	—	—	—	(2,086)

Non-GAAP Measure	$66,922	$51,159	$3,075	$8,030

Gross Profit Margin	81.9%
Gross Profit Margin, as adjusted	81.9%

	Nine Months Ended September 30, 2024
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	212,808	164,044	8,770	$34,981
Loss on extinguishment of debt	—	—	—	1,401
Investigation, restatement and related expenses	—	—	—	(8,741)
Impairment of intangible assets	—	—	—	352
Amortization of acquired intangible assets	765	—	—	765
Transaction related expenses	—	(522)	—	651
Strategic legal and regulatory expenses	—	(1,666)	—	1,666
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	(421)
Long-term effective income tax rate adjustment	—	—	—	950

Non-GAAP Measure	$213,573	$161,856	$8,770	$31,604

Gross Profit Margin	83.1%
Gross Profit Margin, as adjusted	83.4%

	Nine Months Ended September 30, 2023
	Gross Profit	Selling, General & Administrative Expense	Research and Development Expense	Net Income
Reported GAAP Measure	193,853	156,773	10,232	$4,751
Investigation, restatement and related expenses	—	—	—	4,652
Expenses related to disbanding of Regenerative Medicine Business Unit	—	—	—	5,599
Reorganization expenses	—	(1,412)	—	1,412
Long-term effective income tax rate adjustment	—	—	—	(3,677)

Non-GAAP Measure	$193,853	$155,361	$10,232	$12,737

Gross Profit Margin	82.6%
Gross Profit Margin, as adjusted	82.6%

Adjusted Earnings Per Share

Adjusted Earnings Per Share is intended to provide a normalized view of earnings per share by removing items that may be irregular, one-time, or non-recurring from net income. This enables us to identify underlying trends in our business that could otherwise be masked by such items. Adjusted Earnings Per Share consists of GAAP diluted net income (loss) per common share including adjustments for: (i) loss on extinguishment of debt, (ii) investigation restatement and related expenses, (iii) impairment of intangible assets, (iv) amortization of acquired intangible assets, (v) transaction related expenses, (vi) strategic legal and regulatory expenses, (vii) expenses related to disbanding of our Regenerative Medicine business unit, (viii) reorganization expenses, (ix) the long-term effective income tax rate adjustment, and (x) the effect of antidilution. The effect of antidilution reflects the changes resulting from the removal of the dilutive impact of convertible securities which were dilutive for purposes of calculating GAAP net income per common share, but are antidilutive for non-GAAP purposes.

A reconciliation of GAAP diluted earnings per share to Adjusted Earnings Per Share appears in the table below (per diluted share):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP net income per common share - diluted	$0.05	$0.06	$0.23	$0.00
Loss on extinguishment of debt	0.00	0.00	0.01	0.00
Investigation, restatement and related (benefit) expense	0.01	0.00	(0.06)	0.04
Impairment of intangible assets	0.00	0.00	0.00	0.00
Amortization of acquired intangible assets	0.00	0.00	0.01	0.00
Transaction related expenses	0.00	0.00	0.00	0.00
Strategic legal and regulatory expenses	0.01	0.00	0.01	0.00
Expenses related to disbanding of Regenerative Medicine business unit	0.00	0.01	0.00	0.04
Reorganization expenses	0.00	0.01	0.00	0.01
Long-term effective income tax rate adjustment	0.00	(0.02)	0.01	(0.03)
Effects of antidilution	0.00	(0.01)	0.00	0.00

Adjusted Earnings Per Share	$0.07	$0.05	$0.21	$0.06

GAAP weighted average common shares outstanding - diluted	148,373,631	149,773,706	148,964,788	116,893,270
Effects of antidilution	—	(30,445,997)	—	—
Weighted average common shares outstanding - adjusted	148,373,631	119,327,709	148,964,788	116,893,270

Free Cash Flow

Free Cash Flow is intended to provide a measure of our ability to generate cash in excess of capital investments. It provides management with a view of cash flows which can be used to finance operational and strategic investments.

Free Cash Flow is defined as net cash provided by operating activities less capital expenditures, including purchases of equipment.

A reconciliation of GAAP net cash flows provided by operating activities to Free Cash Flow appears in the table below (in thousands):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Net cash flows provided by operating activities	$19,624	$12,791	47,416	16,518
Capital expenditures, including purchases of equipment	(171)	(628)	(1,420)	(1,560)

Free Cash Flow	$19,453	$12,163	$45,996	$14,958

Net Sales by Product Category by Quarter

Below is a summary of net sales by product category (in thousands):

	2023				2024
	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Wound	$45,206	$53,318	$51,156	$55,980	$57,049	$57,547	$55,052
Surgical	26,470	27,939	30,556	30,852	27,660	29,660	29,005

Net sales	$71,676	$81,257	81,712	$86,832	$84,709	$87,207	84,057